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                      Certificate of Ownership and Merger
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                           Merging TWE Holdings Inc.
                           -------------------------
                             into Time Warner Inc.
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               Pursuant to Section 253 of The General Corporation
               --------------------------------------------------
                          Law of the State of Delaware
                          ----------------------------



               Time Warner Inc., a corporation organized and existing pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

               FIRST: That the Corporation owns all the outstanding capital stock of TWE Holdings Inc. a Delaware corporation (the "Subsidiary");

               SECOND: That as of the 23rd day of September, 1993, the Executive/Finance Committee of the Board of Directors of the Corporation duly adopted the following resolutions, which have not been modified or amended and remain in full force and effect on the date hereof, to effect a merger (the "Merger") of the Subsidiary into the Corporation:

                    RESOLVED that it is advisable and for the benefit of the Corporation and the Subsidiary that the Subsidiary be merged into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Merger"); and that the Merger shall become effective, and the corporate existence of the

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          Subsidiary shall cease, upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") with respect to the Merger.

                    RESOLVED that the Corporation shall be the surviving corporation in the Merger (the "Surviving Corporation"), which shall continue its corporate existence under the DGCL, including the provisions of Section 259 thereof, and shall possess all the rights, privileges, powers and assets of each of the Corporation and the Subsidiary (the "Constituent Corporations") in the Merger as the same were held and enjoyed by each of them prior to the Merger and be subject to all the liabilities and obligations of each of the Constituent Corporations in accordance with the provisions of the DGCL.

                    RESOLVED that the Certificate of Incorporation of the Corporation, as it may have been heretofore amended, shall continue in full force and effect as the certificate of incorporation of the Surviving Corporation, until amended as provided by law.

                    RESOLVED that the appropriate officers of the Corporation are authorized to file or to cause to be filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware pursuant to Sections 103 and 253 of the DGCL. As soon as practicable following such filing with the Secretary of State, the appropriate officers of the Surviving Corporation shall file or cause to be filed a copy of the aforesaid Certificate of Ownership and Merger, certified by the Secretary of State of the State of Delaware, in the office of the Recorder of the County of Kent in the State of Delaware in accordance with the provisions of Sections 103 and 253 of the DGCL and will cause to be performed any and all other necessary acts within the State of Delaware and within any other appropriate jurisdiction required in connection with the Merger.
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                    RESOLVED that the foregoing resolutions may be terminated or amended by further resolutions of the Board of Directors of the Corporation or of any duly authorized committee thereof at any time prior to the filing with the Secretary of State of the State of Delaware of the Certificate of Ownership and Merger.


               THIRD: That the Merger shall become effective upon the filing of this certificate with the Secretary of State of the State of Delaware; and
               FOURTH: That the Corporation shall be the surviving corporation in the Merger.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by its Vice President and attested by its Assistant Secretary as of the 24th day of September, 1993.

                                    Time Warner Inc.


                                       By: /s/ Spencer B. Hays
                                       -----------------------


                                       Name:  Spencer B. Hays
                                       Title:  Vice President



     Attest:


     /s/ Joan T. Pincus
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     Name:  Joan T. Pincus
     Title: Assistant Secretary